EXHIBIT 99.2

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

CHARGE ENTERPRISES, INC.

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Index to Exhibits

Form 10-K Summary Page

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Charge Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Charge Enterprises, Inc. (the Company) as of December 31, 2022, the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company elected to change its method for accounting for stock-based compensation expense from the graded vesting attribution method to the straight-line attribution method in 2022.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2022.

Charlotte, North Carolina

March 15, 2023

Except for the effects of the change described in the paragraphs included under the caption “Change in Accounting Principle” in Note 2, as to which the date is

May 10, 2023

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Charge Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Charge Enterprises, Inc. and subsidiaries (the “Company”) as of December 31, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company elected to change its method for accounting for stock-based compensation expense from the graded vesting attribution method to the straight-line attribution method in 2022.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Seligson & Giannattasio, LLP

We began serving as the Company’s auditor in 2020.  In 2022, we became the predecessor auditor.

White Plains, New York

March 29, 2022

Except for the effects of the change described in the paragraphs included under the caption “Change in Accounting Principle” in Note 2, as to which the date is

May 10, 2023

F-3

Charge Enterprises, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
In thousands, except share and per share data	2022 (As Adjusted)	2021 (As Adjusted)
Assets
Current assets
Cash and cash equivalents	$26,837	$18,238
Restricted cash	886	-
Accounts receivable net of allowances of $322 in 2022 and $268 in 2021	72,405	73,334
Inventory	111	111
Deposits, prepaids and other current assets	3,187	1,721
Investments in marketable securities	6,757	9,619
Investments in non-marketable securities	236	100
Contract assets	6,090	4,812
Total current assets	116,509	107,935

Property, plant and equipment, net	732	2,012
Finance lease right-of-use asset	341	470
Operating lease right-of-use asset	4,028	1,558
Non-current assets	240	-
Net deferred tax asset	-	4,461
Goodwill	12,672	26,055
Intangible assets, net	33,932	-
Total Assets	168,454	142,491

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$61,644	$71,428
Accrued liabilities	11,121	5,740
Contract liabilities	13,741	7,018
Derivative liability	6,521	-
Finance lease liability	112	159
Operating lease liability	1,579	125
Current portion of long-term debt	29,180	4,598
Total current liabilities	123,898	89,068

Non-current liabilities
Finance lease liability, non-current	146	219
Operating lease liability, non-current	2,199	1,443
Net deferred tax liability	1,410	-
Long-term debt, net of current portion	-	30,563
Total Liabilities	127,653	121,293

Mezzanine Equity
Series B preferred stock (0 and 2,395,105 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively)	-	6,850
Series C Preferred Stock (6,226,370 shares issued and outstanding at December 31, 2022)	16,572	-
Total Mezzanine Equity	16,572	6,850

Commitments, contingencies and concentration risk

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized;
Series C: 2,370,370 shares issued and outstanding at December 31, 2021	-	-
Series D: 1,177,023 shares issued and outstanding at December 31, 2022	-	-
Common stock, $0.0001 par value; 750,000,000 shares authorized 206,844,580 and 184,266,934 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	20	18
Common stock to be issued, 0 shares at December 31, 2022 and 6,587,897 December 31, 2021	-	1
Additional paid in capital	179,723	117,727
Accumulated other comprehensive income (loss)	-	(32)
Accumulated deficit	(155,514)	(103,366)
Total Stockholders' Equity	24,229	14,348
Total Liabilities and Stockholders' Equity	$168,454	$142,491

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Charge Enterprises, Inc.
Consolidated Statement of Operations

	Years Ended December 31,
In thousands, except per share data	2022 (As Adjusted)	2021 (As Adjusted)
Revenues	$697,833	$477,018
Cost of sales	669,620	465,503
Gross profit	28,213	11,515

Operating expenses
Stock-based compensation	26,499	21,801
General and administrative	14,392	7,995
Salaries and related benefits	16,667	8,806
Professional fees	3,290	1,846
Depreciation and amortization expense	6,377	529
Total operating expenses	67,225	40,977

(Loss) from operations	(39,012)	(29,462)

Other income (expenses):
Loss on impairment	(797)	(18,116)
Income (loss) from investments, net	(789)	3,330
Change in fair value of derivative liabilities	33,921	-
Interest expense	(11,905)	(4,619)
Other income (expense), net	(2,482)	1,063
Foreign exchange adjustments	(60)	(334)
Total other income (expenses), net	17,888	(18,676)

(Loss) before income taxes	(21,124)	(48,138)

Income tax (expense) benefit	823	4,254

Net (loss)	$(20,301)	$(43,884)
Less: Deemed dividend	(36,697)	(7,407)
Less: Preferred dividends	(1,349)	-
Net (loss) available to common stockholders	$(58,347)	$(51,291)

Basic income (loss) per share available to common stockholders	$(0.30)	$(0.33)
Diluted income (loss) per share available to common stockholders	$(0.30)	$(0.33)

Weighted average number of shares outstanding, basic	197,712	156,365
Weighted average number of shares outstanding, diluted	197,712	156,365

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Charge Enterprises, Inc.
Consolidated Statements of Comprehensive Income (Loss)

	Years Ended December 31,
In thousands	2022 (As Adjusted)	2021 (As Adjusted)
Net (loss)	$(20,301)	$(43,884)
Other comprehensive income (loss), net of tax
Foreign currency translation	32	(93)
Other comprehensive income (loss), net of tax	32	(93)
Comprehensive (loss)	$(20,269)	$(43,977)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CHARGE ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
(in thousands, except share data)

	Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-In	Accumulated	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital (As Adjusted)	Other Comprehensive Income	Deficit (As Adjusted)	Total (As Adjusted)
Balance, December 31, 2020	1,000,000	$1	140,018,383	$140	13,425,750	$13	$72,261	$60	$(51,905)	$20,570
Modified retrospective application of stock-based compensation accounting as of January 1, 2021	-	-	-	-	-	-	(509)	-	419	(90)
Shares of common stock from prior year issued	-	-	8,700,000	9	(8,700,000)	(9)	-	-	-	-
Common stock issued for services	-	-	66,092	-	-	-	167	-	-	167
Conversion of debt and accrued interest	-	-	644,499	1	3,478,795	4	1,007	-	-	1,012
Stock-based compensation expense	-	-	-	-	-	-	4,563	-	-	4,563
Adjustment to par value	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	(20)	(1,579)	(1,599)
Balance, March 31, 2021	1,000,000	$1	149,428,974	$150	8,204,545	$8	$77,489	$40	$(53,065)	$24,623
Modified retrospective application of stock-based compensation accounting as of April 1, 2021	-	-	-	-	-	-	(1,875)	-	1,527	(348)
Shares of common stock from prior period issued	-	-	2,783,089	3	(2,783,089)	(3)	-	-	-	-
Common stock issued for services	-	-	67,000	-	-	-	112	-	-	112
Stock-based compensation expense	-	-	-	-	-	-	9,230	-	-	9,230
Warrants issued in connection with debt	-	-	-	-	-	-	2,654	-	-	2,654
Derivative liability reclassed to equity	-	-	-	-	-	-	750	-	-	750
Net loss	-	-	-	-	-	-	-	(62)	(10,085)	(10,147)
Balance, June 30, 2021	1,000,000	$1	152,279,063	$153	5,421,456	$5	$88,360	$(22)	$(61,623)	$26,874
Modified retrospective application of stock-based compensation accounting as of July 1, 2021	-	-	-	-	-	-	(2,936)	-	2,505	(431)
Conversion of debt and accrued interest	-	-	-	-	1,166,441	1	290	-	-	291
Common stock issued for services	-	-	23,438	-	-	-	75	-	-	75
Stock-based compensation expense	-	-	-	-	-	-	7,764	-	-	7,764
Cancellation of stock options	-	-	-	-	-	-	(250)	-	-	(250)
Restricted stock units expense	-	-	-	-	-	-	44	-	-	44
Buyback of treasury stock	-	-	(76,178)	-	-	-	(145)	-	-	(145)
Net loss	-	-	-	-	-	-	-	(4)	(25,230)	(25,234)
Balance, September 30, 2021	1,000,000	$1	152,226,323	$153	6,587,897	$6	$93,202	$(26)	$(84,348)	$8,988
Modified retrospective application of stock-based compensation accounting as of October 1, 2021	-	-	-	-	-	-	(3,502)	-	3,333	(169)
Stock-based compensation expense	-	-	-	-	-	-	9,676	-	-	9,676
Cancellation of stock options	-	-	-	-	-	-	(690)	-	-	(690)
Restricted stock units expense	-	-	-	-	-	-	288	-	-	288
Common stock issued for acquisition	-	-	1,285,715	1	-	-	4,537	-	-	4,538
Series A Preferred Stock converted to common stock	(1,000,000)	(1)	30,754,896	31	-	-	(30)	-	-	-
Issuance of Series C Preferred Stock	2,370,370	-	-	-	-	-	7,407	-	-	7,407
Fair value of beneficial conversion feature	-	-	-	-	-	-	3,551	-	-	3,551
Warrants issued in connection with Series C Preferred Stock	-	-	-	-	-	-	3,116	-	-	3,116
Deemed dividend in connection with Series C Preferred Stock	-	-	-	-	-	-	-	-	(7,407)	(7,407)
Dividend paid on Series B Preferred Stock	-	-	-	-	-	-	-	-	(169)	(169)
Adjustment to par value	-	-	-	(167)	-	(5)	172	-	-	-
Net loss	-	-	-	-	-	-	-	(6)	(14,775)	(14,781)
Balance, December 31, 2021	2,370,370	$-	184,266,934	$18	6,587,897	$1	$117,727	$(32)	$(103,366)	$14,348

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Charge Enterprises, Inc.
Consolidated Statements of Equity

	Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-In	Accumulated	Accumulated
In thousands, except share data	Shares	Amount	Shares	Amount	Shares	Amount	Capital (As Adjusted)	Other Comprehensive Income	Deficit (As Adjusted)	Total (As Adjusted)
Balance, December 31, 2021	2,370,370	$-	184,266,934	$18	6,587,897	$1	$117,727	$(32)	$(103,366)	$14,348
Modified retrospective application of stock-based compensation accounting as of January 1, 2022	-	-	-	-	-	-	(3,320)	-	3,115	(205)
Stock-based compensation expense	-	-	-	-	-	-	10,744	-	-	10,744
Declaration of preferred dividends	-	-	-	-	-	-	-	-	(267)	(267)
Series C Preferred Stock	3,856,000	-	-	-	-	-	12,050	-	-	12,050
Beneficial conversion feature arising from preferred stock	-	-	-	-	-	-	2,651	-	-	2,651
Deemed dividend in connection with Series C Preferred Stock	-	-	-	-	-	-	-	-	(3,856)	(3,856)
Common stock issued for acquisition	-	-	5,201,863	1	-	-	17,530	-	-	17,531
Conversion of debt into common stock	-	-	319,950	-	-	-	80	-	-	80
Net loss	-	-	-	-	-	-	-	-	(13,141)	(13,141)
Balance, March 31, 2022	6,226,370	$-	189,788,747	$19	6,587,897	$1	$157,462	$(32)	$(117,515)	$39,935
Modified retrospective application of stock-based compensation accounting as of April 1, 2022	-	-	-	-	-	-	(2,538)	-	2,482	(56)
Stock-based compensation expense	-	-	-	-	-	-	9,343	-	-	9,343
Declaration of preferred dividends	-	-	-	-	-	-	-	-	(353)	(353)
Series D Preferred Stock	1,177,023	-	-	-	-	-	12,499	-	-	12,499
Common stock issued for private placement	-	-	1,428,575	-	-	-	4,696	-	-	4,696
Issuance of warrants for private placement	-	-	-	-	-	-	5,304	-	-	5,304
Issuance of shares committed in prior period	-	-	1,862,146	-	(1,862,146)	-	-	-	-	-
Settlement of holdback shares for acquisition	-	-	4,725,748	-	(4,725,748)	(1)	-	-	-	(1)
Exercise of warrants	-	-	5,973,515	1	-	-	1,072	-	-	1,073
Exercise of stock options	-	-	10,000	-	-	-	20	-	-	20
Vesting of restricted stock units	-	-	138,327	-	-	-	-	-	-	-
Conversion of Series B Preferred into common stock	-	-	2,155,594	-	-	-	6,165	-	-	6,165
Classification of Preferred C to Mezzanine Equity	(6,226,370)	-	-	-	-	-	(18,940)	-	6,256	(12,684)
Deemed dividend in connection with reclass of warrants to Derivative Liability	-	-	-	-	-	-	(7,601)	-	(32,841)	(40,442)
Other	-	-	-	-	(3)	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(19,642)	(19,642)
Balance, June 30, 2022	1,177,023	$-	206,082,652	$20	-	$-	$167,482	$(32)	$(161,613)	$5,857
Modified retrospective application of stock-based compensation accounting as of July 1, 2022	-	-	-	-	-	-	(1,981)	-	1,806	(175)
Stock-based compensation expense	-	-	-	-	-	-	7,825	-	-	7,825
Restricted stock units expense	-	-	-	-	-	-	23	-	-	23
Exercise of warrants	-	-	137,803	-	-	-	50	-	-	50
Exercise of stock options	-	-	261,959	-	-	-	144	-	-	144
Declaration of dividends	-	-	-	-	-	-	-	-	(302)	(302)
Other	-	-	-	-	-	-	-	-	(58)	(58)
Net income (loss)	-	-	-	-	-	-	-	32	14,375	14,407
Balance, September 30, 2022	1,177,023	$-	206,482,414	$20	-	$-	$173,543	$-	$(145,792)	$27,771
Modified retrospective application of stock-based compensation accounting as of October 1, 2022	-	-	-	-	-	-	(1,111)	-	2,645	1,534
Stock-based compensation expense	-	-	-	-	-	-	7,041	-	-	7,041
Restricted stock units expense	-	-	-	-	-	-	56	-	-	56
Exercise of warrants	-	-	-	-	-	-	-	-	-	-
Exercise of stock options	-	-	362,166	-	-	-	199	-	-	199
Declaration of dividends	-	-	-	-	-	-	-	-	(426)	(426)
Other	-	-	-	-	-	-	(5)	-	-	(5)
Net income (loss)	-	-	-	-	-	-	-	-	(11,941)	(11,941)
Balance, December 31, 2022	1,177,023	$-	206,844,580	$20	-	$-	$179,723	$-	$(155,514)	$24,229

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Charge Enterprises, Inc.
Consolidated Statement of Cash Flows

	Years Ended December 31,
	2022 (As Adjusted)	2021 (As Adjusted)
In thousands
Cash flows from Operating Activities:
Net loss	$(20,301)	$(43,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	5,483	-
Depreciation	894	529
Stock-based compensation	26,499	21,801
Stock issued for services	-	354
Change in fair value of derivative liabilities	(33,921)	-
Amortization of debt discount	9,346	3,056
Amortization of debt discount, related party	-	95
Amortization of debt issue costs	-	10
Loss on foreign currency exchange	60	363
Loss on impairment	797	18,116
Net loss (gain) from investments	789	(3,330)
Other expense, net	2,482	(1,126)
Change in deferred income taxes	(1,788)	(4,254)
Changes in working capital requirements:
Accounts receivable	773	4,345
Deposits, prepaids and other current assets	(916)	1,478
Other assets / liabilities	(47)	183
Contract assets	(1,278)	(2,222)
Accounts payable	(9,411)	(4,198)
Other current liabilities	2,445	1,123
Contract liabilities	6,724	4,746
Other comprehensive income	-	(93)
Net cash (used in) operating activities	(11,370)	(2,908)

Cash flows from Investing Activities:
Acquisition of property, plant and equipment	(239)	(1,355)
Disposal of fixed assets	-	910
Sale of intellectual property	179	-
Purchase of marketable securities	(55,983)	(67,440)
Sale of marketable securities	57,980	66,681
Purchase of non-marketable securities	-	(100)
Acquisition of ANS	(363)	(12,948)
Acquisition of BW	(2,459)	(13,500)
Acquisition of EV Depot	(1,231)	-
Cash acquired in acquisitions	104	2,785
Net cash (used in) investing activities	(2,012)	(24,967)

Cash flows from Financing Activities:
Cash receipts from issuance of notes payable	-	23,333
Cash receipts from issuance of convertible notes payable	-	5,000
Proceeds from sale of common stock	10,000	-
Proceeds from sale of Series C preferred stock	10,845	6,667
Proceeds from exercise of warrants	1,122	-
Proceeds from exercise of stock options	363	-
Draws from revolving line of credit	28,850	11,297
Payments on revolving line of credit	(25,724)	(11,184)
Employee taxes paid for stock-based compensation	(434)	-
Cash paid for contingent liability	-	(61)
Payment on financing lease	(167)	(133)
Payment of dividends on preferred stock	(1,177)	-
Redemption of Series B preferred stock	(685)	-
Net cash provided by financing activities	22,993	34,919

Effect of foreign exchange rate changes	(126)	(435)

Net Increase in Cash, Cash Equivalents and Restricted Cash	9,485	6,609
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	18,238	11,629
Cash, Cash Equivalents, and Restricted Cash, End of Period	$27,723	$18,238

Cash paid for interest expense	$2,695	$965
Cash paid for income taxes	$786	$-

Non-cash investing and financing activities:
Issuance of Series B Preferred Stock for acquisition	$-	$6,850
Issuance of common stock for acquisition	$17,530	$-
Debt discount associated with promissory notes	$-	$7,717

The accompanying notes are an integral part of these consolidated financial statements.

F-9

CHARGE ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of operations

Charge Enterprises, Inc. (“Charge Enterprises” or the “Company”, formerly known as “Transworld Holdings, Inc.” and “GoIP Global, Inc.”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company changed its name from EEN to GoIP Global, Inc. On December 28, 2017, the Company was redomiciled in Colorado. On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation (the “TW Share Exchange Agreement”). As part of the TW Share Exchange Agreement, the Company agreed to issue 1,000,000 shares of Series D Preferred Stock (“Series D Preferred Stock”) and 1,000,000 shares of Series F Preferred Stock (“Series F Preferred Stock”) in exchange for all the equity interest of TW. On August 7, 2020, the Company changed its name from GoIP Global, Inc. to Transworld Holdings, Inc. On October 1, 2020, the Company was redomiciled in Delaware and all previously designated series of preferred stock were terminated. On January 26, 2021, the Company changed its name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and electric vehicle (“EV”) charging infrastructure company that provides clients with end-to-end project management services, from advising, designing, engineering, acquiring and installing equipment, to monitoring, servicing, and maintenance. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for EVs and high-speed broadband, the Company aims to create a future where transportation is clean, efficient, and connected.

The Company has two operating segments:

•	Infrastructure, which has a primary focus on EV charging (“EVC”), broadband, including cell tower, small cell, and in-building applications, and electrical contracting services.
•	Telecommunications, which provides connection of voice calls and data to global carriers.

Note 2 Summary of significant accounting policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it intends to take advantage of certain exemptions from various reporting requirements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements and related disclosures, presented in U.S. dollars, have been prepared using the accrual basis of accounting in accordance with GAAP and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. All such adjustments are of a normal and recurring nature. The results and trends in these consolidated financial statements may not be representative for any future periods.

F-10

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of stock-based compensation, asset impairments including goodwill and intangible assets, acquisition purchase price asset and liability allocations, the valuation of derivative liabilities, and the valuation of deferred tax assets. The Company evaluates and updates assumptions and estimates on an ongoing basis and may use outside experts to assist in the Company’s evaluation, as considered necessary. Although these estimates are based on management’s knowledge of and experience with past and current events and on management’s assumptions about future events, it is at least reasonably possible that they may ultimately differ materially from actual results.

Segments

The Company determined its reporting units in accordance with ASC 280, Segment Reporting (“ASC 280”). Management evaluates a reporting unit by first identifying operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

The Company operates under two reportable business segments for which segment disclosures are consistent with how the chief operating decision maker evaluates the results of the Company and measures performance and determines the allocation of resources. The Company’s reportable segments meet the definition of operating segments and do not include the aggregation of multiple operating segments.

The Company’s reportable segments are Infrastructure and Telecommunications. Nextridge Inc. and its wholly owned subsidiary, Advanced Network Solutions (collectively referred to as “ANS”), B W Electrical Services, LLC (“BW”), EV Group Holdings LLC (“EV Depot”) and Get Charged Inc. (“Get Charged”) are included in Infrastructure. Our PTGi International Carrier Services, Inc. (“PTGi”) subsidiary is included in Telecommunications.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer, in an amount that reflects the consideration it expects to be entitled to in exchange for those products or services. The Company evaluates when it is appropriate to recognize revenues based on the gross amount invoiced to the customer or the net amount retained by the Company if a third party is involved.

Revenue is recognized when or as performance obligations under the terms of a contract with customers are satisfied. For Telecommunications, revenue recognition typically occurs at the point in time that calls are completed. For Infrastructure, revenue recognition typically occurs over time through the contract term.

A contract liability for deferred revenue is recorded when consideration is received or is unconditionally due from a customer prior to transferring control of goods or services to the customer under the terms of a contract. Deferred revenue balances typically result from advance payments received from customers for contracts or from billings in excess of revenue recognized on services arrangements.

F-11

Costs in excess of billing represents when revenues are recognized in advance of invoice issuance. These assets are presented separately on the balance sheet and are converted to accounts receivable once the Company’s right to the consideration becomes unconditional, which varies by contract but is generally based on achieving certain acceptance milestones. The Company recognizes the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset would be one year or less.

Infrastructure

Due to the nature of the Company’s performance obligations, the estimation of total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, the performance of subcontracts, and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion. As part of this process, management reviews information including, but not limited to, any outstanding key contract matter, progress towards completion and the related program schedule and the related changes in estimates of revenues and costs. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes a provision for the entire loss in the period it is identified.

The nature of the Company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company.

Telecommunications

The Company’s performance obligations include the routing of voice, data and Short Message Services (“SMS”) to carriers and mobile network operators globally. The Company has contractual relationships with services providers within Asia, Europe, the Middle East, Africa and North and South America. The Company provides customers with internet-protocol-based and time-division multiplexing access for the transport of long-distance voice and data minutes.

Refer to Note 4, Revenue, for additional information on the Company’s revenue recognition.

Stock-Based Compensation

The Company uses the Black-Scholes-Merton (“BSM”) valuation technique to calculate the grant date fair values for stock options. The BSM valuation inputs include the option exercise price, the fair market value price of the Company’s common stock, expected term, expected volatility, expected dividend yield and risk-free interest rate. The fair value of restricted stock units (“RSUs”) is determined using the closing price of the Company’s common stock on the grant date.

The Company’s accounting policy for recognizing stock-based compensation was based on the graded vesting attribution method.  The Company changed its accounting policy for recognizing stock-based compensation expense to the ratable straight line attribution method whereby the Company recognizes stock-based compensation expense for the fair value of its stock-based awards at the time of grant and amortizes that expense on a ratable basis over the requisite service period (usually the vesting period) of the award.

F-12

The Company does not apply a forfeiture rate to unvested awards and accounts for forfeitures in the period they occur. The Company records deferred tax assets related to compensation expense for awards that are expected to result in future tax deductions for the Company, based on the amount of compensation cost recognized and the Company’s statutory tax rate in the jurisdiction in which it expects to receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and actual tax deductions reported on the Company’s income tax return are recorded in the Consolidated Statements of Operations within income tax (expense) benefit. The Company also uses the simplified method in developing an estimate of the expected term of stock options. Expected volatility is based on a blend of the Company’s historic stock price volatility and the historic volatility of a peer group of publicly traded companies. Changes in these assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require judgment to develop. Refer to the Reclassification – Change in Accounting Principle section below and Note 14, Equity, for additional information on the Company’s stock-based compensation.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consists primarily of amounts held on deposit with financial institutions.

From time to time, the Company may invest in cash equivalents, which consists of investments in immediately available money market accounts and all highly liquid debt instruments with initial maturities of three months or less. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Restricted cash balances consist of amounts that the Company may be restricted in its ability to access or amounts that are reserved for a specific purpose and therefore not available for immediate or general business use. As of December 31, 2022, and December 31, 2021, the Company had restricted cash of $0.9 million and $0, respectively. These funds represent balances that have been reserved for a Directors and Officers insurance policy.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value. Fair value is defined as the price that would be received for the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

F-13

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Property, plant and equipment

Fixed Assets are carried at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives as follows:

Computer hardware	3 - 5 years
Computer software	3 years
Equipment	2 - 7 years
Furniture and fixtures	5 - 7 years
Leasehold improvement	Lesser of life of lease or asset life
Vehicles	3 - 5 years

Goodwill and Other Intangible Assets

Goodwill is assigned to reporting units based on the difference between the purchase price as allocated to the reporting units and the estimated fair value of the identified net assets acquired as allocated to the reporting units. Purchased intangible assets with finite lives are carried at their estimated fair values at the time of acquisition less accumulated amortization and any impairment charges. Amortization is recognized on a straight-line basis over the estimated useful lives of the respective assets, which approximates the pattern that the economic benefits are realized by the Company.

Asset Impairments

Goodwill is tested for impairment annually as of October 1 or at other times if events have occurred or circumstances exist that indicate the carrying value of the reporting unit may exceed its fair value.

Goodwill is not amortized for book purposes. It may be, however, amortized for tax purposes. The Company reviews its goodwill for impairment at least annually. At the time of each review, if the fair value is less than the carrying value of the reporting unit, then a charge is recorded to the results of operations.

For goodwill, the Company uses qualitative and quantitative approaches when testing goodwill for impairment. The Company performs a qualitative evaluation of events and circumstances impacting each reporting unit to determine the likelihood of goodwill impairment. Based on that qualitative evaluation, if the Company determines it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, no further evaluation is necessary. Otherwise, the Company performs a quantitative goodwill impairment test. The Company performs quantitative goodwill impairment tests for reporting units at least once every three years.

Property, plant and equipment, intangible assets with finite lives and right of use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable, based on the undiscounted cash flows expected to be derived from the use and ultimate disposition of the assets. Assets identified as impaired are adjusted to estimated fair value.

Beneficial conversion features

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options”. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. As of December 31, 2022 and 2021, the Company had outstanding preferred stock and convertible notes resulting in a beneficial conversion feature in the amount of $2.7 million and $3.6 million, respectively.

F-14

Derivative Liabilities

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date, through other income (expense) in the consolidated statement of operations and recorded as a liability. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. Certain instruments have embedded features that are classified as derivative liabilities.

Income Taxes

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination. The Company is subject to federal and state income tax audits from time to time that could result in proposed assessments. Management believes that the Company has appropriately accounted for income taxes for tax periods that are within the statutory period of limitations not previously audited and that are potentially open for examination by the taxing authorities. The Company cannot predict with certainty how any audits would be resolved and whether the Company will be required to make additional tax payments, which may include penalties and interest. The Company is subject to examination for the preceding three years.

Leases

The Company enters into operating lease contracts for buildings, properties, structures and other equipment. Arrangements are evaluated at inception to determine whether such arrangements contain a lease. Operating leases primarily include building lease contracts. Arrangements to lease building space consist primarily of the rental of office space, but may also include leases of other equipment, including automobiles. Operating leases are reflected on the Company’s consolidated balance sheet within the Operating lease right-of-use (“ROU”) asset line item and the related short-term and long-term liabilities are included within the Operating lease liability and Operating lease liability, non-current line items, respectively. Finance leases are reflected on the Company’s consolidated balance sheet within Finance lease right-of-use asset line item and the related short-term and long-term liabilities are included within the Finance lease liability and Finance lease liability, non-current line items. As an accounting policy election, the Company elected not to apply the recognition requirements to short-term leases for all underlying classes of assets. For these leases which have a term of twelve months or less at lease inception, the Company will recognize the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for these payments is incurred.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at lease commencement date based on the present value of lease payments over the respective lease term. Lease expense is recognized on a straight-line basis over the lease term. Repayments of the principal portion of the finance lease liabilities are classified within financing activities.

F-15

Certain of the Company’s operating lease agreements include rental payments that are adjusted periodically for inflationary changes. Payments due to changes in inflationary adjustments are included within variable rent expense, which is accounted for separately from periodic straight-line lease expense.

Certain of the Company’s leases provide options to extend the terms of the agreements. Generally, renewal periods are excluded from minimum lease payments when calculating the lease liabilities as, for most leases, the Company does not consider exercise of such options to be reasonably certain. Unless a renewal option is considered reasonably assured, the optional terms and related payments are not included within the lease liability. For those leases for which renewal periods are included in calculating minimum lease liabilities, any adjustments resulting from changes in circumstances which result in the renewal options no longer being reasonably certain are accounted for as changes in estimates. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The implicit rate within the Company’s lease agreements is generally not determinable. As such, the Company uses the incremental borrowing rate (“IBR”) to determine the present value of lease payments at the commencement of the lease. The IBR is the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

When the Company decides to abandon a leased property before the expiration of the lease term, management assesses whether such property will be subleased. If it is determined that subleasing the property for the remaining lease term is reasonable, management estimates the fair value of the sublease payments to be received and compares the estimated fair value to the ROU asset. To the extent the estimated fair value is less than the net book value of the ROU asset, the Company records a non-cash impairment charge for the difference, and the remaining ROU asset is recorded ratably over the remaining lease term. If it is determined that subleasing the property for the remaining lease term is not reasonable (e.g., the remaining lease term is too short to reasonably expect the property to be subleased), amortization of the net book value of the ROU asset is accelerated and recognized as expense ratably from the decision date to the date the Company ceases use of the property.

Advertising Costs

Advertising costs are expensed in the period in which they are incurred and are reflected in general and administrative expense on the Consolidated Statements of Operations. Advertising expense was $0.8 million and $0.3 million for the years ended December 31, 2022 and 2021, respectively.

Net Income (Loss) Per Share

Basic income (loss) per share available to common stockholders is calculated using the weighted average number of common shares outstanding during the applicable period. Diluted net income (loss) per share available to common stockholders is calculated using the weighted average number of common shares outstanding plus the number of dilutive potential common shares outstanding during the applicable period. Dilutive potential common shares consist of the incremental common shares (i) issuable upon the vesting of outstanding restricted stock units and the exercise of outstanding stock options using the treasury stock method and (ii) issuable for non-participating preferred stock using the if-converted method. Our warrants and some of our preferred stock are considered participating securities pursuant to the two-class method. Dilutive potential common shares are excluded from the calculation of diluted net income (loss) per share available to common stockholders if their effect is antidilutive. The following potential common shares were excluded from the calculation of diluted net income (loss) per share available to common stockholders because their effect would have been antidilutive:

	Years Ended December 31,
(in thousands)	2022	2021
Restricted stock units	196	65
Warrants	20,552	21,097
Stock options	48,986	34,740
Preferred stock	21,677	1,565
Convertible notes payable	24,847	43,832
Total	116,258	101,299

F-16

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for the Company as of January 1, 2024. Early adoption is permitted. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting as it no longer has convertible debt as of December 31, 2022. The Company will continue to monitor relevant accounting pronouncements.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations - Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 is designed to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. ASU 2021-08 is effective for the Company beginning January 1, 2023 using a prospective application.

Reclassification

Certain amounts included in prior year financial statements have been reclassified to conform to the current year presentation. These reclassifications did not have a material impact on the Company’s previously reported financial statements.

Change in Accounting Principle

The Company changed its accounting principle for recognizing stock-based compensation expense from the graded vesting attribution method, where an award is divided into vesting increments or tranches, to the straight line attribution method of accounting.  The Company believes the straight line attribution method more accurately reflects the pattern of service provided by its employees.  Also, it is the predominant method used in its industry, and therefore it better aligns the Company’s recognition of stock-based compensation expense with its peers.

The retrospective application of the change in accounting principle had an effect on the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income (loss) and consolidated statements of stockholders’ equity.  There was no net effect to the amounts reported for net cash provided by (used in) operating, investing or financing activities in the consolidated statements of cash flows for prior periods as a result of the change in accounting method.  However, the net loss, change in deferred income taxes and stock-based compensation line items in net cash flows (used in) operating activities each decreased as shown below to reflect the change in accounting method.

F-17

The following tables present the comparative effect of the change in accounting principle and its effect on the Company’s previously reported financial statements.

	Year Ended
	December 31,
	2022	2021
	(amounts, in thousands, except per share data)
Stock-based compensation
Prior to revision	$35,449	$30,623
Revision	(8,950)	(8,822)
As revised	$26,499	$21,801
Loss from operations
Prior to revision	$(47,962)	$(38,284)
Revision	8,950	8,822
As revised	$(39,012)	$(29,462)
Income tax benefit (expense)
Prior to revision	$(275)	$5,292
Revision	1,098	(1,038)
As revised	$823	$4,254
Net loss
Prior to revision	$(30,349)	$(51,668)
Revision	10,048	7,784
As revised	$(20,301)	$(43,884)
Basic loss per share available to common stockholders
Prior to revision	$(0.35)	$(0.38)
Revision	0.05	0.05
As revised	$(0.30)	$(0.33)
Diluted loss per share available to common stockholders
Prior to revision	$(0.35)	$(0.38)
Revision	0.05	0.05
As revised	$(0.30)	$(0.33)

F-18

	Three Months Ended (Unaudited)
	March 31,	June 30,	September 30,	December 31,
	2022	2022	2022	2022
	(amounts, in thousands, except per share data)
Stock-based compensation
Prior to revision	$10,744	$9,761	$7,848	$7,096
Revision	(3,320)	(2,538)	(1,981)	(1,111)
As revised	$7,424	$7,223	$5,867	$5,985
Loss from operations
Prior to revision	$(12,786)	$(12,466)	$(9,974)	$(12,736)
Revision	3,320	2,538	1,981	1,111
As revised	$(9,466)	$(9,928)	$(7,993)	$(11,625)
Income tax benefit (expense)
Prior to revision	$1,578	$11	$183	$(2,047)
Revision	(205)	(56)	(175)	1,534
As revised	$1,373	$(45)	$8	$(513)
Net income (loss)
Prior to revision	$(13,141)	$(19,642)	$14,375	$(11,941)
Revision	3,115	2,482	1,806	2,645
As revised	$(10,026)	$(17,160)	$16,181	$(9,296)
Basic income (loss) per share available to common stockholders
Prior to revision	$(0.09)	$(0.27)	$0.06	$(0.05)
Revision	0.01	0.01	0.01	0.01
As revised	$(0.08)	$(0.26)	$0.07	$(0.04)
Diluted income (loss) per share available to common stockholders
Prior to revision	$(0.09)	$(0.27)	$0.05	$(0.05)
Revision	0.01	0.01	0.01	0.01
As revised	$(0.08)	$(0.26)	$0.06	$(0.04)

F-19

	Three Months Ended (Unaudited)
	March 31,	June 30,	September 30,	December 31,
	2021	2021	2021	2021
	(amounts, in thousands, except per share data)
Stock-based compensation
Prior to revision	$4,563	$9,230	$7,558	$9,272
Revision	(509)	(1,875)	(2,936)	(3,502)
As revised	$4,054	$7,355	$4,622	$5,770
Loss from operations
Prior to revision	$(5,374)	$(11,694)	$(8,767)	$(12,449)
Revision	509	1,875	2,936	3,502
As revised	$(4,865)	$(9,819)	$(5,831)	$(8,947)
Income tax benefit (expense)
Prior to revision	$1,182	$2,013	$2,715	$(618)
Revision	(90)	(348)	(431)	(169)
As revised	$1,092	$1,665	$2,284	$(787)
Net loss
Prior to revision	$(1,579)	$(10,085)	$(25,230)	$(14,774)
Revision	419	1,527	2,505	3,333
As revised	$(1,160)	$(8,558)	$(22,725)	$(11,441)
Basic loss per share available to common stockholders
Prior to revision	$(0.01)	$(0.07)	$(0.17)	$(0.13)
Revision	-	0.01	0.02	0.02
As revised	$(0.01)	$(0.06)	$(0.15)	$(0.11)
Diluted loss per share available to common stockholders
Prior to revision	$(0.01)	$(0.07)	$(0.17)	$(0.13)
Revision	-	0.01	0.02	0.02
As revised	$(0.01)	$(0.06)	$(0.15)	$(0.11)

The opening balances of accumulated deficit and additional paid in capital as of December 31, 2020, have been adjusted by $0.2 million and $0.3 million, respectively to reflect the cumulative effect of the change.

F-20

	As of
	December 31,	December 31,
	2022	2021
	(amounts, in thousands)
Net deferred tax (liability) asset
Prior to revision	$(1,389)	$5,580
Revision	(21)	(1,119)
As revised	$(1,410)	$4,461
Additional paid in capital
Prior to revision	$197,816	$126,870
Revision	(18,093)	(9,143)
As revised	$179,723	$117,727
Accumulated deficit
Prior to revision	$(173,586)	$(111,390)
Revision	18,072	8,024
As revised	$(155,514)	$(103,366)
Total stockholders' equity
Prior to revision	$24,250	$15,467
Revision	(21)	(1,119)
As revised	$24,229	$14,348

Note 3 Fair value measurements

Recurring Fair Value Measurements

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis:

	December 31, 2022			December 31, 2021
(in thousands)	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Assets:
Marketable securities (Note 5)	$6,757			$9,619
Liabilities:
Derivative liabilities (Note 11)		$6,521			$-

The Company has a contingent consideration liability of $3.5 million as of December 31, 2022 related to the Company’s acquisition of EV Group Holdings LLC (see Note 6, Business combinations), and its settlement is expected to occur in the first quarter of 2023. The contingency was based on the Company's average share price for the month ending December 31, 2022, and, as a result, the Company was able to determine that the average share price for the month ending December 31, 2022 will result in the Company issuing additional shares of common stock to the sellers. The contingent consideration liability is reflected in accrued liabilities on the consolidated balance sheet, and the remeasurement is reflected in other income (expense), net on the consolidated statement of operations.

F-21

Nonrecurring Fair Value Measurements

The Company also has investments in non-marketable securities, which are primarily equity securities in a non-public company that do not have readily determinable fair values. Such investments are initially recorded at cost and adjusted to fair value on a nonrecurring basis through earnings for observable price changes in orderly transactions for identical or similar transactions of the same company (Level 2 of GAAP fair value hierarchy). Historical adjustments have not been material. The carrying amount of these equity securities is $0.2 million and $0.1 million as of December 31, 2022 and 2021, respectively, and is included in non-marketable securities on the consolidated balance sheet. Increases in the fair value of the non-marketable securities were $0.1 million and $0.0 million for the years ended December 31, 2022 and 2021, respectively, and are reflected in income (loss) from investments, net, on the consolidated statement of operations.

Note 4 Revenue

Nature of Goods and Services

Infrastructure

Due to the nature of the Company’s performance obligations, the estimation of total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, the performance of subcontracts, and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion. As part of this process, management reviews information including, but not limited to, any outstanding key contract matter, progress towards completion and the related program schedule and the related changes in estimates of revenues and costs. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes a provision for the entire loss in the period it is identified.

The nature of the Company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company.

Telecommunications

Our telecommunications segment operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. Telecommunications has both a customer and vendor relationship with most parties. Telecommunications sells the customer routing services through the Telecommunications supplier routes on incoming calls and then Telecommunications purchases routing services from other vendor’s supplier routes in order to complete the call. Revenue is earned based on the number of minutes during a call multiplied by the price per minute and is recorded upon completion of a call. Incomplete calls are not revenues earned by Telecommunications and may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through Telecommunication’s billing software, such as minutes and market rates. Telecommunications evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether Telecommunications acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). Telecommunications has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned as Telecommunications may accept or reject calls, determines the routing decision and routing vendor and has the risk of financial loss on revenues from customers and amounts owed to the vendors. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of Telecommunications’ cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

F-22

The amount of consideration the Company receives and revenue it recognizes is fixed based upon contractually agreed upon rates. The Company recognizes revenue at a point in time when the voice, data and SMS are routed and the performance obligations are satisfied.

Contract Balances

The following table provides information about receivables, costs in excess of billing, and deferred revenue from contracts with customers. Accounts receivable in the table below represent receivables that are generated from contracts with customers.

(in thousands)	December 31, 2022	December 31, 2021
Receivables included in "Accounts receivable net of allowances"	$72,405	$73,334
Contract assets	6,090	4,812
Contract liabilities - current	13,741	7,018

Changes in Contract Balances

The timing of revenue recognition, billings and cash collections results in accounts receivable, and customer advances and unearned revenue on the Company’s consolidated balance sheets. At times, the Company receives advance payments or deposits from its customers before revenue is recognized, resulting in contract liabilities. The contract liabilities primarily relate to the advance consideration received from customers on certain contracts. For these contracts, revenue is recognized in a manner that is consistent with the satisfaction of the underlying performance obligations. The contract liabilities are reported on the consolidated balance sheets on a contract-by-contract basis at the end of each respective reporting period within the deferred revenue line item.

Significant changes in the balance of contract liabilities during the period are as follows:

(in thousands)	Year Ended December 31, 2022
Beginning balance on January 1, 2022	$7,018
Revenue recognized during the period that was included in the beginning balance of contract liabilities	(6,484)
Additions, net of revenue recognized during the period	13,207
Ending balance on December 31, 2022	$13,741

Disaggregation of Revenue

The following table presents the Company’s revenues disaggregated by segment:

	Years ended December 31,
(in thousands)	2022	2021
Revenue
Infrastructure	105,523	24,251
Telecommunications	$592,310	$452,767
Total revenue	$697,833	$477,018

F-23

Note 5 Marketable securities and other investments

Our marketable securities are stated at fair value in accordance with ASC Topic 321, Investments-Equity Securities. Any changes in the fair value of the Company’s marketable securities are included in net income under the caption of income (loss) from investments, net on the consolidated statement of operations. The market value of the securities is determined using prices as reflected on an established market. Realized and unrealized gains and losses are determined on an average cost basis. The marketable securities are investments predominantly in shares of large publicly traded companies which are being invested until such time as the funds are needed for operations.

The fair value of these marketable securities is as follows:

(in thousands)	December 31, 2022	December 31, 2021
Brokerage Account	$6,757	$9,588
Other Securities	-	31
Total	$6,757	$9,619

During 2022, the Company recognized net losses of $0.8 million, on marketable securities and other investments which included $0.2 million of realized losses and $0.7 million of unrealized losses on marketable securities, offset by $0.1 million mark to market gain on non-marketable securities. During 2021, the Company recognized net gains of $3.3 million, which included $0.9 million of unrealized losses and $4.2 million of realized gains. Changes in the fair value of the marketable securities are reflected in income (loss) from investments, net, on the consolidated statement of operations.

Note 6 Business combinations

EV Group Holdings LLC

Charge Infrastructure, Inc. entered into an agreement and plan of merger dated January 14, 2022 with the members of EV Depot pursuant to which the Company agreed to purchase all the issued and outstanding units of EV Depot for an aggregate purchase price of $18.8 million (the “EV Depot Acquisition”). $17.5 million of the aggregate purchase price payable to the shareholders of EV Depot payable through the issuance of 5,201,863 shares of common stock. The EV Depot Acquisition agreement provides protection to the sellers, such that if the average price of Charge’s common stock for the month ending December 31, 2022 is less than the per share price of Charge’s common stock determined at closing, the Company will increase the number of shares of common stock issued. The Company recorded this as a contingent consideration liability at the acquisition date, and its balance was $3.5 million as of December 31, 2022 (see Note 3 Fair value measurements). The EV Depot Acquisition agreement also provides the Company with gross margin protection, such that if the 2022 gross margin of EV Depot falls below target levels, the Company will reduce the number of shares of common stock to be issued to EV Depot. The Company recorded this as a contingent consideration asset at the acquisition date, and its balance was $0.8 million as of December 31, 2022. The contingent consideration matter is expected to be settled in the first quarter of 2023. The EV Depot Acquisition closed on January 14, 2022. The Company analyzed the EV Depot Acquisition under applicable guidance and determined that it should be accounted for as a business combination.

F-24

The following tables summarize the total consideration as well as the final fair values of the net assets acquired and liabilities assumed as of the acquisition date:

(in thousands, except shares)	Preliminary Estimates	Measurement Period Adjustments	Final
Cash	$1,231	$-	$1,231
Accrued expenses	19	-	19
Contingent consideration liability, net of $72 contingent consideration asset	7	-	7
Common stock (5,201,863 shares)	17,530	-	17,530
Total consideration	$18,787	$-	$18,787

Fair values of identifiable net assets and liabilities (in thousands):
Assets:
Cash	$104	$-	$104
Deposits, prepaids, and other current assets, net	5	-	5
Non-current assets	391	-	391
Operating lease right-of-use asset	2,017	479	2,496
Goodwill	18,498	(11,768)	6,730
Intangible Assets, net	-	15,921	15,921
Total assets	21,015	4,632	25,647
Liabilities:
Accrued liabilities	44	-	44
Deferred revenue	167	-	167
Operating lease liability	2,017	-	2,017
Deferred tax liability	-	4,632	4,632
Total liabilities	2,228	4,632	6,860
Total fair value of identifiable net assets and liabilities	$18,787	$-	$18,787

Management believes that this acquisition provides the Company with an opportunity to benefit from customer relationships, technical knowledge, and trade secrets. The goodwill is not deductible for income tax purposes.

The measurement period adjustments related to the establishment of a customer relationship intangible asset of $11.3 million (estimated useful life of 15 years), a non-compete agreement intangible asset of $3.6 million (estimated useful life of 4 years), an off-market favorable leases intangible asset of $1.0 million (estimated useful life of 1 year), an operating lease right-of-use asset of $0.5 million, and the related deferred tax liabilities.

The inclusion of the EV Depot acquisition in our consolidated financial statements is not deemed material with respect to the requirement to provide pro-forma results of operations. As such, pro-forma information is not presented.

B W Electrical Services LLC

Our wholly owned subsidiary, Charge Infrastructure Holdings Inc. formerly, Charge Infrastructure, Inc., entered into a unit purchase agreement dated December 22, 2021 with the members of BW pursuant to which the Company agreed to purchase all the issued and outstanding units of BW for an aggregate purchase price of $18.0 million (the “BW Acquisition”). Approximately $4.5 million of the aggregate purchase price payable to the shareholders of BW was payable settled the issuance of 1,285,714 shares of common stock. The BW Acquisition closed on December 27, 2021. The Company analyzed the BW Acquisition under applicable guidance and determined that it should be accounted for as a business combination.

F-25

The following tables summarize the total consideration as well as the final fair values of the net assets acquired, and liabilities assumed as of the acquisition date:

(in thousands, except shares)	Preliminary Estimates	Measurement Period Adjustments	Final
Cash	$13,500	$2,450	$15,950
Common stock (1,285,714 shares)	4,539	-	4,539
Total consideration	$18,039	$2,450	$20,489

Fair values of identifiable net assets and liabilities (in thousands):
Assets:
Cash	$3,068	$-	$3,068
Accounts receivable	7,033	-	7,033
Deposits, prepaids, and other current assets, net	93	-	93
Investments in marketable securities	2,280	-	2,280
Cost in excess of billings	970	-	970
Property, plant, and equipment	105	-	105
Operating lease right-of-use asset	1,071	-	1,071
Goodwill	11,730	(11,578)	152
Intangible Assets, net	-	11,569	11,569
Total assets	26,350	(9)	26,341
Liabilities:
Accounts payable	1,306	-	1,306
Accrued liabilities	1,663	(459)	1,204
Deferred revenue	2,271	-	2,271
Operating lease liability	1,071	-	1,071
Notes payable	2,000	(2,000)	-
Total liabilities	8,311	(2,459)	5,852
Total fair value of identifiable net assets and liabilities	$18,039	$2,450	$20,489

Management believes that this acquisition provides the Company with an opportunity to benefit from customer relationships, technical knowledge, and trade secrets. The goodwill is deductible for income tax purposes.

The gross contractual amount of accounts receivable, including cost in excess of billings, as of the acquisition date has been substantially collected as of December 31, 2022.

The measurement period adjustments related to the establishment of a customer relationship intangible asset of $7.6 million (estimated useful life of 15 years), a contract backlog intangible asset of $3.3 million (estimated useful life of 3 years), a brand intangible asset of $0.6 million (estimated useful life of 15 years), and a non-compete agreement intangible asset of $0.1 million (estimated useful life of 4 years). In addition, the Company reimbursed the shareholders of BW $2.0 million for a loan from the Small Business Administration (see Note 10 Debt for additional information) and 0.5 million for the settlement of a pre-close pension plan liability.

The inclusion of the BW acquisition in our consolidated financial statements is not deemed material with respect to the requirement to provide pro-forma results of operations. As such, pro-forma information is not presented.

ANS

Charge Infrastructure Inc. entered into a securities purchase agreement dated May 7, 2021 with the shareholders of ANS, pursuant to which the Company agreed to purchase all the issued and outstanding shares of ANS for an aggregate purchase price of $19.8 million (the “ANS Acquisition”). Approximately $6.9 million of the aggregate purchase price payable to the shareholders of ANS was settled through the issuance of 2,395,105 shares of our Series B preferred stock. The acquisition closed on May 21, 2021. The Company analyzed the ANS Acquisition under applicable guidance and determined that it should be accounted for as a business combination.

F-26

The following tables summarize the total consideration as well as the final fair values of the net assets acquired and liabilities assumed as of the acquisition date:

(in thousands, except shares)	Preliminary Estimates	Measurement Period Adjustments	Final
Cash	$12,948	$363	$13,311
Series B preferred stock (2,395,105 shares)	6,850	-	6,850
Total consideration	$19,798	$363	$20,161

Fair values of identifiable net assets and liabilities (in thousands):
Assets:
Cash	$-	$-	$-
Accounts receivable	6,492	-	6,492
Inventory	171	-	171
Deposits and prepaids	512	-	512
Accrued revenue	1,620	-	1,620
Other current assets	2,289	-	2,289
Property, plant, and equipment	680	-	680
Finance lease asset	229	-	229
Operating lease right-of-use asset	603	-	603
Goodwill	13,418	(8,400)	5,018
Intangible Assets, net	-	11,925	11,925
Total assets	26,014	3,525	29,539
Liabilities:
Accounts payable	2,638	-	2,638
Accrued liabilities	1,014	135	1,149
Line of credit	1,785	-	1,785
Net deferred tax liability	-	3,027	3,027
Finance lease liability	176	-	176
Operating lease liability	603	-	603
Total liabilities	6,216	3,162	9,378
Total fair value of identifiable net assets and liabilities	$19,798	$363	$20,161

Management believes that this acquisition provides the Company with an opportunity to benefit from customer relationships, technical knowledge, and trade secrets. The goodwill is not deductible for income tax purposes.

The gross contractual amount of accounts receivable, including accrued revenue, as of the acquisition date has been substantially collected as of December 31, 2022.

The measurement period adjustments primarily related to the establishment of a customer relationship intangible asset (estimated useful life of 15 years) and related deferred tax liability.

The inclusion of the ANS acquisition in our consolidated financial statements is not deemed material with respect to the requirement to provide pro-forma results of operations. As such, pro-forma information is not presented.

Note 7 Goodwill and intangible assets

The following table presents goodwill by reportable segment:

(in thousands)	Infrastructure	Telecommunications	Total
Goodwill, gross, at December 31, 2020	$27,327	$549	$27,876
Additions	25,148	-	25,148
Measurement period adjustments	135	223	358
Goodwill, gross, at December 31, 2021	52,610	772	53,382
Addition	18,497	-	18,497
Measurement period adjustments	(31,880)	-	(31,880)
Goodwill, gross, at December 31, 2022	$39,227	$772	$39,999

Accumulated impairment at December 31, 2020	$(10,700)	$-	$(10,700)
Impairment	(16,627)	-	(16,627)
Accumulated impairment at December 31, 2021	(27,327)	-	(27,327)
Impairment	-	-	-
Accumulated impairment at December 31, 2022	$(27,327)	$-	$(27,327)

Goodwill, net, at December 31, 2021	$25,283	$772	$26,055
Goodwill, net, at December 31, 2022	$11,900	$772	$12,672

In the Telecommunications segment, the 2021 measurement period adjustment was a final measurement period adjustment related to the October 2020 acquisition of PTGi.

F-27

In the Infrastructure segment, the 2021 additions related to the acquisitions of ANS and BW, and the 2022 addition related to the acquisition of EV Depot. The 2021 measurement period adjustment related to the acquisition of ANS, and the 2022 measurement period adjustments related to the acquisitions of ANS, BW, and EV Depot (see Note 6, Business combinations for additional information).

The 2021 impairment in the Infrastructure segment related to GetCharged. Based on changes in management’s focus related to this business, the Company determined a triggering event occurred and performed an impairment analysis, which resulted in the recording of an impairment for the remaining balance of goodwill related to GetCharged.

Methodology - PTGi, ANS and BW Reporting Units

During the fourth quarter of 2022, the Company completed a qualitative impairment assessment for goodwill attributable to its PTGi, ANS and BW reporting units and determined it was more likely than not that the fair value of the reporting units exceeded their respective carrying amounts. Accordingly, no quantitative impairment assessment was conducted and no goodwill impairment loss was recognized.

Methodology - EV Depot Reporting Unit

The Company uses an income approach in calculating the fair value of the goodwill attributable to the Infrastructure segment. This approach utilizes a discounted cash flow method by projecting the segment’s income over a specified time period and capitalizing at an appropriate market rate to arrive an indication of the most probable selling price. Potential impairment is identified by comparing the fair value of the reporting unit to its carrying value, including goodwill. Cash flow projections for the reporting unit include significant judgments and assumptions relating to projected operating profit margin, including revenue and expense growth rates and the discount rate. Management believes this approach is commonly used and is an appropriate methodology for valuing the Company. Factors contributing to the determination of the Company’s operating performance include historical performance and/or management’s estimates of future performance.

Assumptions and Results - EV Depot

Estimates and Assumptions
Fourth Quarter 2022
Discount Rate	15.5%
Forecasted revenue growth rates	3% to 42%
Terminal value growth rate	3%

As a result of this impairment assessment, the Company determined that the fair value of the EV Depot reporting unit was greater than the amount reflected in the balance sheet and, accordingly, no impairment was recorded.

The Company believes it has made reasonable estimates and assumptions to calculate the fair value of its goodwill attributable to the EV Depot reporting unit. If actual market conditions are less favorable than those projected by the Company, or if events occur or circumstances change that would reduce the fair value of the Company’s goodwill below the amount reflected in the consolidated balance sheet, the Company may be required to conduct an interim test and possibly recognize impairment charges, which may be material, in future periods.

The following is included in intangible assets, net on the consolidated balance sheet:

	December 31, 2022
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$30,849	$(2,489)	$28,360
Backlog	3,322	(1,107)	2,215
Non-compete agreements	3,729	(895)	2,834
Off-market favorable leases	955	(955)	-
Brand	560	(37)	523
Total	$39,415	$(5,483)	$33,932

F-28

The intangible assets were measurement period adjustments to goodwill (see Note 6, Business combinations for additional information). For EV Depot and BW, intangible assets were recorded in the fourth quarter of 2022 along with amortization expense of $2.5 million and $1.7 million, respectively, upon finalization of purchase accounting. For ANS, intangible assets were recorded in the second quarter of 2022 along with amortization expense of $0.9 million upon finalization of purchase accounting. Amortization expense of $5.5 million is included within depreciation and amortization expense for the year ended December 31, 2022.

Estimated future amortization expense is as follows:

(in thousands)
2023	$4,134
2024	4,134
2025	3,026
2026	2,132
2027	2,094
Thereafter	18,412
Total	$33,932

Intangible assets are being amortized on a straight-line basis. The weighted average amortization periods for intangible assets are as follows: 15 years for customer relationships, 3 years for backlog, 4 years for non-compete agreements, 1 year for off-market favorable leases, 15 years for brand, and 12.7 years for total definite-lived intangible assets.

Note 8 Property, plant, and equipment

Property, plant and equipment consisted of the following:

(in thousands)	December 31, 2022	December 31, 2021
Equipment	$5,214	$5,924
Computer hardware	468	468
Computer software	37	37
Furniture and fixtures	112	106
Vehicles	2,794	2,831
Leasehold improvements	6	6
	8,631	9,372
Less: accumulated depreciation	(7,899)	(7,360)
Property, plant, and equipment, net	$732	$2,012

Depreciation expense was $0.9 million and $0.5 million for the years ended December 31, 2022 and 2021, respectively.

Note 9 Related party

During 2022, the Company entered into a Special Advisor Agreement with KORR Acquisitions Group, Inc., a stockholder of the Company. The agreement includes an upfront payment of $0.5 million and an annual advisory fee of $0.3 million. Mr. Orr, the former Chairman of the Company, has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc and its affiliates.

During 2021, the Company paid $0.3 million to KORR Acquisitions Group, Inc. related to successful acquisition efforts.

During 2021, the Company granted Mr. Deutsch, a Board member of the Company, options to acquire 1,500,000 shares of common stock, at an exercise price of $2.00, for services rendered related to financial consulting.

F-29

Note 10 Debt

Long-term debt was comprised of the following as of:

(in thousands)	December 31, 2022	December 31, 2021
Convertible Notes Payable
Issued on May 8, 2020	$-	$3,000
Issued on November 3, 2020	-	3,889
Issued on May 19, 2021	-	5,610
Issued on April 30, 2021	-	66
Total Face Value of Convertible Notes Payable	-	12,565
Less: Unamortized Discount	-	(5,389)
Net Carrying Value of Convertible Notes Payable	-	7,176
Line of Credit
ANS Line of Credit	5,024	1,898
Total Line of Credit	5,024	1,898
Notes Payable
Paycheck Protection Program	-	2,000
Issued on May 19, 2021	11,860	11,860
Issued on December 17, 2021	15,926	15,926
Total Face Value of Notes Payable	27,786	29,786
Less: Unamortized Discount	(3,630)	(3,699)
Net Carrying Value of Notes Payable	24,156	26,087
Total debt before deferred financing costs	29,180	35,161
Current amount of Convertible Notes Payable	-	2,700
Current amount of Notes Payable	24,156	-
Current amount of Line of Credit	5,024	1,898
Total current portion of long-term debt	29,180	4,598
Total long-term debt, net of current portion	$-	$30,563

Convertible notes payable

May 2020 Financing

On May 8, 2020, the Company entered into a securities purchase agreement with certain institutional investors (collectively, the “May 2020 Investors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $3.0 million for an aggregate purchase price of $2.7 million (the “May 2020 Convertible Notes”). In connection with the issuance of the May 2020 Convertible Notes, the Company issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of common stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”). The May 2020 Convertible Notes’ maturity date of May 8, 2021, was extended to May 8, 2023, unless earlier converted. The May 2020 Convertible Notes accrued interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest was payable in cash on a quarterly basis beginning on December 31, 2020. The May 2020 Convertible Notes were convertible at any time, at the holder’s option, into shares of the Company’s common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%) and subject to a decrease in the conversion price to the greater of (i) $0.01 or (ii) 75% of the volume-weighted average price (“VWAP”) of the common stock for the immediately preceding five (5) Trading Days on the date of conversion. The conversion price was also subject to adjustment due to certain events, including stock dividends, and stock splits. The May 2020 Convertible Notes were able to be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the May 2020 Convertible Notes, subject to certain limitations.

F-30

November 2020 Financing

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.9 million for an aggregate purchase price of $3.5 million (the “November 2020 Convertible Notes”). In connection with the issuance of the November 2020 Convertible Notes, the Company issued to the November 2020 Investors 903,226 shares of common stock. The November 2020 Convertible Notes were convertible at any time, at the holder’s option, into shares of the Company’s common stock at a conversion price of $0.25 per share. The November 2020 Convertible Notes’ maturity was extended from November 3, 2023, to November 3, 2024. The November 2020 Convertible Notes accrued interest at a rate of 8% per annum.

May 2021 Financing

On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $5.6 million for an aggregate purchase price of $5.0 million (collectively, the “May 2021 Convertible Notes” and together with the May 2020 Convertible Notes and the November 2020 Convertible Notes, the “Convertible Notes”). In connection with the issuance of the May 2021 Convertible Notes, the Company issued to the May 2021 Investors warrants to acquire 1,870,000 shares of common stock. The May 2021 Convertible Notes were convertible at any time, at the holder’s option, into shares of the Company’s common stock at a conversion price of $3.00 per share. The May 2021 Convertible Notes were due to mature on May 19, 2024. The May 2021 Convertible Notes accrued interest at a rate of 8% per annum.

Conversion of Convertible Notes to Preferred Stock

In the second quarter of 2022, the Convertible Notes were exchanged for 1,177,023 shares of Series D preferred stock (“Series D Preferred Stock”). As a result of this exchange, the Company has no Convertible Notes Payable outstanding at December 31, 2022. Refer to Note 14, Equity, for additional information.

April 30, 2020 Sutton Global Note

On April 30, 2020, the former CEO converted his payable into a convertible note with a face value of $0.3 million (the “April 2020 Convertible Note”). The April 2020 Convertible Note had a coupon rate of 6% and a maturity date of December 31, 2021. The April 2020 Convertible note was convertible at a rate of $.0005 per share. Since the April 2020 Convertible Note added a conversion option, it resulted in a debt modification requiring the Company to record a loss on modification of debt in the amount of $0.1 million. On March 25, 2021, Sutton Global Associates converted $0.2 million in principal plus accrued interest into 644,499 shares of the Company common stock. The remaining balance of the April 2020 Convertible note was subsequently sold to an unrelated party and converted into 319,950 shares of the Company common stock.

The Company has accounted for all Convertible Notes payable as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the Convertible Notes under ASC 815, which generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

The Company analyzed the detachable warrants under ASC 480 and ASC 815. The warrants did not fall under the guidance of ASC 480. After analyzing the warrants under ASC 815, it was determined that the warrants met all of the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

Convertible notes payable, related parties

The Company did not have any outstanding convertible notes payable to related parties as of December 31, 2022 and December 31, 2021. Interest expense and amortization of debt discount for the year ended December 31, 2021 was approximately $0.1 million in the aggregate.

F-31

KORR Value Financing

In May and June 2020, the Company entered into a securities purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, who was the Company’s Executive Chairman at that time, pursuant to which the Company issued convertible notes in an aggregate principal amount of $0.6 million for an aggregate purchase price of $0.5 million (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, the Company issued to KORR Value LP warrants to purchase an aggregate of 1,151,515 shares of common stock (collectively, the “KORR Warrants”). On August 27, 2020, KORR Notes totaling approximately $0.3 million and 658,667 warrants were assigned to an unrelated party.

On March 15, 2021, KORR Value LP converted approximately $0.3 million in principal plus accrued interest on the KORR Notes into 1,115,638 shares of the Company’s common stock.

9 Madison Inc. Financing

On September 2, 2020, the Company entered into a securities purchase agreement with 9 Madison, Inc. (“9 Madison”), an entity controlled by Andrew Fox, the Company’s CEO, pursuant to which the Company issued a convertible note in the amount of $0.1 million for an aggregate purchase price of $0.1 million (the “Madison Notes”). The Madison Notes were convertible at the holder’s option at a conversion price of $0.25 per share. In connection with the issuance of the Madison Notes, the Company issued to 9 Madison warrants to purchase an aggregate of 440,000 shares of common stock.

On March 15, 2021, 9 Madison converted approximately $0.1 million in principal plus accrued interest on the Madison Notes into 458,709 shares of the Company’s common stock.

Line of credit

Nextridge and ANS have a revolving $8.0 million line of credit (the “ANS Line of Credit”) available with a bank, collateralized by all the assets of Nextridge and ANS. Interest is payable monthly at the Wall Street Journal prime rate (7.50% and 3.25% at December 31, 2022 and 2021, respectively). As of December 31, 2022 and 2021, the Company had outstanding balances of $5.0 million and $1.9 million, respectively, on this ANS Line of Credit.

On October 25, 2022, Nextridge and ANS renewed the line of credit increasing the availability from $4.0 million to $8.0 million. Borrowings under the line of credit will bear interest at a floating rate at the Wall Street Journal prime rate with a floor of 5%. Advances under the line of credit are limited to 70% and 50% of Nextridge and ANS’ eligible accounts receivable and work in progress, respectively. At each fiscal year end, Nextridge and ANS must maintain a minimum debt service coverage ratio of 1.2:1 and maximum debt/tangible net worth ratio of 3:1. The outstanding balance on the line of credit is payable upon demand by the bank. In addition to the security interest in the assets of Nextridge and ANS, the line of credit is guaranteed by the Company and Charge Infrastructure Holdings, Inc., the parent of Nextridge and ANS and a subsidiary of the Company.

On November 18, 2022, Nextridge and ANS renewed a $750,000 equipment and vehicle line of credit available with a bank. Interest is payable monthly at the Wall Street Journal prime rate. On December 1, 2023, the line will convert to a term loan with the then five year Federal Home Loan Bank rate + 2.5% and have a five year term with a five year amortization. There are no financial commitments or covenants on the line of credit. As of December 31, 2022, the Company had an outstanding balance of $0 on this line of credit.

BW has a revolving $3.0 million line of credit (the “BW Line of Credit”) available with a bank, collateralized by all the assets of BW. Interest is payable monthly at the Wall Street Journal prime rate (7.50% and 3.25% at December 31, 2022 and 2021, respectively). On May 26, 2022, BW renewed the facility with substantially the same terms and an expiration of August 1, 2023.

Advances under the line of credit are limited to 75% of BW’s eligible accounts receivable. At all times during the loan term BW is required to maintain a minimum increase in the net retained earnings of $0.2 million tested annually and maintain a maximum seller funded debt to EBIDA of 2.0x tested semi-annually on a trailing twelve month basis beginning with the period ended June 30, 2022. In addition to the security interest in the assets of BW, the line of credit is guaranteed by the Company and Charge Infrastructure Holdings, Inc., the parent of BW and a subsidiary of the Company. As of December 31, 2022 and 2021, the Company had no outstanding balance on the BW Line of Credit.

F-32

Notes payable

Prior to our acquisition, BW was approved for a Paycheck Protection Program loan on February 10, 2021 from the Small Business Administration (“SBA”) in the amount of $2.0 million. In the second quarter of 2022, the loan was forgiven by the SBA. Although the loan was forgiven by the SBA, per our purchase agreement with the sellers of BW in December 2021, if such an event occurred, the Company is obligated to reimburse the SBA loan of $2.0 million to such sellers. As such, the $2.0 million SBA loan was reimbursed to the sellers of BW during the third quarter of 2022.

On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued notes payable in an aggregate face value (includes 7.5% premium and 10% original issue discount) of $11.8 million for an aggregate purchase price of $10.0 million (the “May 2021 Notes”). The May 2021 Notes have a coupon of 8% and an 18-month term. The May 2021 Notes’ original maturity date of November 19, 2022 was extended to November 19, 2023.

On December 17, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “December 2021 Investors”) pursuant to which it issued a note payable in an aggregated face value of $15.9 million for an aggregate purchase price of $13.3 million (collectively, the “December 2021 Notes” and together with the May 2021 Notes, the “Notes”). The December 2021 Notes have a coupon of 7.5% and a 23-month term. The December 2021 Notes mature on November 19, 2023.

Interest Expense

The components of interest expense are as follows:

	Years Ended December 31,
(in thousands)	2022	2021
Interest expense	$(2,559)	$(1,458)
Amortization of debt issue costs	-	(10)
Amortization of debt discount	(9,346)	(3,056)
Amortization of debt discount, related party	-	(95)
Total net interest expense	$(11,905)	$(4,619)

Aggregate Principal Maturities

The minimum aggregate principal maturities of the Company’s outstanding debt are as follows:

(in thousands)	Line of Credit	Notes Payable	Total
Years ended December 31:
2023	$5,024	$27,786	$32,810
2024	-	-	-
2025	-	-	-
2026	-	-	-
2027	-	-	-
Thereafter	-	-	-
Total	$5,024	$27,786	$32,810

F-33

Note 11 Derivative liabilities

The Company does not use financial derivative instruments to manage risk. In June 2022, the Company exchanged the outstanding convertible debt for Series D preferred stock (“Series D Preferred Stock”). Concurrently, the warrants that were granted along with the original convertible debt were amended to provide, at the holders’ choice, the option to exercise for a to-be-issued class of preferred stock, which are convertible into the same number of shares of common stock as would have been issued upon exercise of such warrants under the original terms. This amendment caused the instruments to be treated as a derivative liability beginning on June 30, 2022. The warrants were reclassified from equity to a derivative liability and measured at fair value using a Black Scholes model (Level 2 of GAAP fair value hierarchy), which included inputs for exercise price, stock price, term to expiration, volatility, and interest rate. The impact was a derivative liability of approximately $40.4 million and a deemed dividend of approximately $32.8 million. This derivative liability is revalued on a recurring basis with changes in the fair value of the derivative recorded through the consolidated statement of operations.

The Company recorded a derivative liability in 2020 related to convertible debt that contained certain cash true up provisions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. The terms and features included a cash true-up obligation in certain circumstances. No cash payment was triggered, the true up provision expired on June 1, 2021, and the derivative balance was reclassified to additional paid-in-capital in the second quarter of 2021.

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing reflected on the change in fair value of derivative liabilities line:

	Years Ended December 31,
(in thousands)	2022	2021
Derivative liability balance at January 1	$-	$750
Reclassification of derivative to Additional Paid in Capital	-	(750)
Reclassification of warrants to derivative liability	40,442	-
Change in fair value of derivative liabilities	(33,921)	-
Derivative liability balance at December 31	$6,521	$-

Note 12 Leases

The components of lease cost were as follows:

	Years Ended December 31,
(in thousands)	2022	2021
Lease Cost
Finance lease cost:
Amortization of right-of-use assets	$207	$139
Interest on lease liabilities	46	58
Total finance lease cost	253	197

Operating lease cost	1,647	71
Variable lease cost	838	-
Short-term lease cost	50	11
Total operating lease cost	2,535	82

Total lease cost	$2,788	$279

The remaining weighted-average lease term and the weighted-average discount rate were as follows:

	December 31, 2022	December 31, 2021
Weighted Average Remaining Lease Term
Operating leases	2.1 years	6.3 years
Finance leases	2.7 years	3.0 years

Weighted Average Discount Rate
Operating leases	3.4%	3.0%
Finance leases	9.0%	8.5%

F-34

Supplemental cash flow information related to leases was as follows:

	Years Ended December 31,
(in thousands)	2022	2021
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows from operating leases	$2,470	$121
Operating cash flows from finance leases	29	26
Financing cash flows from finance leases	167	133

Right-of-use assets obtained in exchange for lease obligations
Operating leases:	$4,964	$1,558
Finance leases	47	270

The aggregate maturities of the Company’s lease liabilities as of December 31, 2022 are as follows:

(in thousands)	Operating Leases	Finance Leases	Total Leases
Years ended December 31:
2023	$1,727	$130	$1,857
2024	968	91	1,059
2025	773	71	844
2026	212	10	222
2027	164	-	164
Thereafter	155	-	155
Total future minimum lease payments	3,999	302	4,301
Less: imputed interest	(221)	(44)	(265)
Present value of lease liabilities	$3,778	$258	$4,036

Lease Revenue

The Company leases commercial properties under agreements that are classified as operating leases. The Company’s commercial property leases generally include minimum rents and do not include recoveries for property taxes and common area maintenance.

The Company’s rental revenues are earned from its EV Depot operations and are a component of Infrastructure revenues disclosed in Note 4, Revenue. The following table summarizes the components of rental revenue for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
(in thousands)	2022	2021
Revenue:
Fixed component	$4,792	$-
Variable component	-	-
Total	$4,792	$-

The following table summarizes the future rental payments to be received by the Company under non-cancelable leases:

(in thousands)	Amount
Years ended December 31:
2023	$2,828
2024	1,018
2025	770
2026	-
2027	-
Thereafter	-
Total	$4,616

F-35

Note 13 Reportable segments

The Company has two reportable operating segments - Infrastructure, and Telecommunications. The Company also has a Non-operating Corporate segment. All inter-segment revenues are eliminated.

Refer to Note 4, Revenue, for additional information on the Company’s revenue by segment. Summary information with respect to the Company’s income (loss) from operations is as follows:

	Years Ended December 31,
(in thousands)	2022 (As Adjusted)	2021 (As Adjusted)
Income (loss) from operations:
Infrastructure	$3,198	$586
Telecommunications	1,227	1,679
Non-operating corporate	(43,437)	(31,727)
Total	$(39,012)	$(29,462)

A reconciliation of the Company’s consolidated segment loss from operations to consolidated loss from operations before income taxes and net loss is as follows:

	Years Ended December 31,
(in thousands)	2022 (As Adjusted)	2021 (As Adjusted)
Loss from operations	$(39,012)	$(29,462)
Loss of impairment	(797)	(18,116)
Income (loss) from investments, net	(789)	3,330
Change in fair value of derivative liabilities	33,921	-
Interest expense	(11,905)	(4,619)
Other income (expense), net	(2,482)	1,063
Foreign exchange adjustments	(60)	(334)
Total other expenses,net	17,888	(18,676)
Income (loss) before income taxes	(21,124)	(48,138)
Income tax benefit (expense)	823	4,254
Net (loss)	$(20,301)	$(43,884)

	Years Ended December 31,
(in thousands)	2022	2021
Depreciation and amortization:
Infrastructure	$6,207	331
Telecommunications	170	$198
Total	$6,377	$529

	Years Ended December 31,
(in thousands)	2022	2021
Capital expenditures:
Infrastructure	$239	$1,355
Telecommunications	-	-
Total	$239	$1,355

(in thousands)	December 31, 2022	December 31, 2021
Investments:
Infrastructure	$1,389	$2,280
Telecommunications	-	-
Non-operating corporate	5,604	7,439
Total	$6,993	$9,719

F-36

(in thousands)	December 31, 2022	December 31, 2021
Assets:
Infrastructure	$97,292	$56,701
Telecommunications	57,234	73,659
Non-operating corporate	96,507	78,460
Eliminations	(82,579)	(66,329)
Total	$168,454	$142,491

Note 14 Equity

The Company has evaluated each series of preferred stock for proper classification under ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, as they represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. Both Series B and Series C preferred stock are classified as liabilities within mezzanine equity on the consolidated balance sheet as of December 31, 2022. Series B preferred stock is classified as a liability within mezzanine equity on the consolidated balance sheet as of December 31, 2021.

The Company has 20,000,000 shares of preferred stock authorized with a par value of $0.0001.

Permanent Equity

Preferred Stock

Series A: On October 27, 2021, all 1,000,000 shares of Series A preferred stock were converted into 30,754,896 shares of common stock. As of December 31, 2022 and 2021, there were no shares of Series A preferred stock outstanding.

Series D: On June 30, 2022, the Company entered into an exchange agreement with funds affiliated with Arena Investors LP (“Arena Investors”) pursuant to which the Company issued 1,177,023 shares of Series D Preferred Stock. The Series D Preferred Stock was issued in exchange for the Convertible Notes. The total principal of the Convertible Notes was $12.5 million. The remaining unamortized discount as of June 30, 2022 of $4.3 million was fully amortized during the period ended June 30, 2022 and included in the amortization of debt discount on the consolidated statement of operations. As of December 31, 2022, there were 1,177,023 shares of Series D Preferred Stock issued and outstanding.

The Series D Preferred Stock has the following designations:

•	Convertible at the option of the holder into common stock at $0.4248 per share
•	The Series D liquidation preference is equal to $10.6191 per share
•	The holders are entitled to receive cumulative quarterly dividends at a fixed annual rate of 2.25% of the liquidation preference, or $0.23893 per share
•	No voting rights

In addition to the exchange of the Convertible Notes, the related 11.8 million outstanding warrants to purchase common stock were amended to allow the holder to exercise for a to-be-issued class of the Company’s preferred stock, which shall be convertible into the same number of shares of common stock as would have been issued upon exercise of such warrants under the original terms. This amendment caused the instruments to be treated as a derivative liability beginning on June 30, 2022. The transition to derivative accounting created a derivative liability of $40.4 million and a related deemed dividend of $32.8 million. Changes in the fair value of the derivative liability are marked to market through the consolidated statement of operations in the respective period.

F-37

Common Stock

On April 20, 2022, the Company entered into a securities purchase agreement with an affiliate of Island Capital Group, LLC pursuant to which the Company issued 1,428,575 shares of Charge’s common stock and three-year warrants to purchase up to 2,000,000 shares of Charge’s common stock at $8.50 per share for an aggregate purchase price of $10.0 million. The purchase price was allocated between common stock and warrants and is reported within common stock and additional paid-in capital on the consolidated balance sheet.

On December 8, 2020, the Company entered into a Private Placement Agreement for the purchase of up to an aggregate $2.5 million of Charge’s common stock at $0.25 per share. In connection with this agreement, the Company issued 8,700,000 shares for an aggregate purchase price of $2.2 million. The shares were issued on January 15, 2021.

Mezzanine Equity

Preferred Stock

Series B: On May 21, 2021, the Company issued 2,395,105 shares as part of the acquisition of ANS at an aggregate purchase price of $6.9 million. On June 20, 2022, 2,155,594 shares were converted to 2,155,594 shares of common stock. On August 22, 2022, the remaining 239,511 shares were redeemed. As of December 31, 2022, there were no shares of Series B preferred stock issued and outstanding. As of December 31, 2021, there were 2,395,105 shares of Series B preferred stock issued and outstanding.

The Series B preferred stock had the following designations:

•	Convertible at the option of the holder
•	The holders are entitled to receive cumulative dividends at 4% per annum, payable quarterly on January 1, April 1, July 1, and October 1
•	1 preferred share is convertible to 1 common share
•	The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock
•	The Series B holders are entitled to vote together with the common holders as a single class
•	Mandatorily redeemable 180 days following the mandatory redemption date

The shares of Series B preferred stock were mandatorily redeemable and, therefore, were required to be classified as a liability in the mezzanine section on the consolidated balance sheet as of December 31, 2021.

Series C: On December 17, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP pursuant to which the Company issued 2,370,370 shares of Series C preferred stock at an aggregate face value of $7.4 million for an aggregate purchase price of $6.7 million. In connection with the issuance of the Series C preferred stock, the Company also issued warrants to purchase 2,370,370 shares of the Company’s common stock. The Company has valued and recorded the beneficial conversion feature of the Series C preferred stock and the warrants resulting in a deemed dividend at the time of issuance.

On February 25, 2022, the Company entered into a securities purchase agreement with an affiliate of Island Capital Group LLC pursuant to which it issued 3,856,000 Series C preferred stock at an aggregate face value of $12.1 million for an aggregate purchase price of $10.8 million. The Company has valued and recorded the beneficial conversion feature of the Series C preferred stock resulting in a deemed dividend at the time of issuance. As of December 31, 2022 and 2021, there were 6,226,370 and 2,370,370 shares, respectively, of Series C preferred stock issued and outstanding.

The Series C preferred stock has the following designations:

•	Convertible at the option of the holder at a conversion price of $3.125 per share
•	The holders are entitled to receive cumulative dividends at 6% per annum, payable monthly
•	In the event of reorganization, this class of preferred will not be affected by any such capital reorganization
•	The Series C liquidation preference is equal to the stated value, plus any accrued and unpaid dividends
•	Change of control provision whereby the Series C preferred shareholders would receive their stated value before all other shareholders
•	No voting rights

F-38

•	Redemption features
o	If the closing price exceeds 200% of the effective conversion price, the Company may force the conversion of preferred stock with 10 days written notice;
o	At any time after the original issue date, the Company has the option to redeem some or all the outstanding preferred stock for cash with 10 days written notice; and
o

On the third anniversary of the issue date, the holder may request redemption, at the Company’s option of cash or common stock, at the conversion price equal to the four-year redemption amount (a) 100% of the aggregate stated value then outstanding; (b) accrued but unpaid dividends; (c) additional cash consideration in order for the Purchases to achieve a 20% internal rate of return; and (d) all liquidated damages and other amounts due in respect of the preferred stock.

The Series C preferred stock provides that the Company shall redeem the preferred stock for cash or common stock at the Company’s option and, therefore, is not considered mandatorily redeemable. However, due to the change in control provision, the Series C preferred stock has liquidation preference and is deemed a liability and presented within mezzanine equity on the consolidated balance sheet as of December 31, 2022.

2020 Omnibus Equity Incentive Plan

On January 11, 2021, the Company’s Board of Directors and a majority of its stockholders adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”), as amended and restated as of May 7, 2021 and on December 23, 2021, with 75.0 million shares available for issuance. Under the 2020 Plan, the Company may grant stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation rights, and other stock or cash-based awards to individuals who are employees, officers, non-employee directors or consultants of the Company. The vesting periods range from one to four years. As of December 31, 2022, approximately 34.6 million shares remain available for issuance under the 2020 Plan.

Non-Qualified Stock Option Agreement

On November 1, 2020, Transworld Holdings, Inc. granted 10.5 million in non-qualified stock options to the spouse of a key executive and current member of the Company’s Board of Directors for service in facilitating and completing the acquisition of PTGi. The stock options have an exercise price of $0.55, vest over a period of three years from the grant date and have a contractual term of 10 years. The grant date fair value of these stock options using the BSM valuation was $0.51 per share. These non-qualified stock options are separate from the 2020 Plan.

Restricted Stock Units

Restricted stock unit (“RSU”) activity is summarized as follows:

(in thousands except exercise price and contractual term)	Shares	Weighted Average Grant Date Fair Value
RSUs outstanding at December 31, 2021	241	$3.41
RSUs granted	405	2.26
RSUs released	(241)	3.41
RSUs forfeited	-	0.00
RSUs outstanding at December 31, 2022	405	$2.26
Weighted average remaining recognition period in years	3.5
Unamortized stock-based compensation expense (as adjusted)	$847

F-39

Stock options

Stock option activity is summarized as follows:

(in thousands except exercise price and contractual term)	Shares	Weighted Average Exercise Price	Intrinsic Value	Weighted Average Remaining Contractual Term
Options outstanding at December 31, 2021	44,920	$1.78	-	-
Options granted	8,010	3.84	-	-
Options exercised	(634)	0.57	-	-
Options cancelled	(2,720)	3.08	-	-
Options outstanding at December 31, 2022	49,576	$2.06	$14,364	4.52 years
Options exercisable at December 31, 2022	24,626	$1.44	$10,713	4.49 years
Vested and expected to vest at December 31, 2022	49,576	$2.06	$14,364	4.52 years

The weighted-average grant date fair value of all options granted during the years ended December 31, 2022 and 2021 was $2.37 and $2.82, respectively. The total intrinsic value of stock options exercised during the year ended December 31, 2022 was $1.1 million. There were no stock options exercised during the year ended December 31, 2021. At December 31, 2022, there was $43.0 million of unrecognized stock-based compensation cost (as adjusted) related to unvested stock options that is expected to be recognized over a weighted-average period of 1.9 years.

The Company uses the following assumptions in its BSM valuation for stock options granted:

	Years Ended December 31,
	2022	2021
Weighted risk-free interest rate [1]	2.5%	0.4%
Weighted-average volatility [2]	257%	412%
Weighted expected dividend yield [3]	-%	-%
Weighted expected term (in years) [4]	4.2	3.4

1. Risk-free interest rate - Determined based on the U.S. Treasury yield in effect at the time of the grant for zero-coupon U.S. Treasury notes with remaining terms similar to the expected term of the options.

2. Expected volatility - Determined based on a blend of the Company’s historic stock price volatility and the historic volatility of a peer group of publicly traded companies.

3. Expected dividend yield - Determined to be zero as the Company has not and does not currently plan to issue dividends.

4. Expected term - Determined using the “simplified method” for estimating the expected option life, which is the midpoint of the weighted-average vesting period and contractual term of the option.

F-40

Warrants

Warrant activity is summarized as follows:

(in thousands except exercise price and contractual life)	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Warrants outstanding at January 1, 2021	19,845	$1.26	3.5 years
Issued	4,240	4.00	2.1 years
Exercised	-	-	N/A
Expired	-	-	N/A
Warrants outstanding at December 31, 2021	24,085	$1.74	3.0 years
Warrants exercisable at December 31, 2021	24,085	$1.74	3.0 years
Issued	2,000	8.50	2.8 years
Exercised	(8,183)	(1.59)	N/A
Expired	-	-	N/A
Warrants outstanding at December 31, 2022	17,902	$2.56	1.8 years
Warrants exercisable at December 31, 2022	17,902	$2.56	1.8 years

Recognized Non-Cash Stock-Based Compensation Expense

The following non-cash stock-based compensation expense, which is related primarily to options, is included in the stock-based compensation line item in the consolidated statements of operations:

	Years Ended December 31,
(in thousands)	2022 (As Adjusted)	2021 (As Adjusted)
Stock-based compensation	$26,499	$21,801
Income tax benefit (1)	856	1,633
After-tax stock-based compensation expense	$25,643	$20,168

(1) Amounts exclude impact from any stock-based compensation expense subject to Section 162(m) of the Internal Revenue Code, which is nondeductible for income tax purposes.

Note 15 Commitments, contingencies and concentration risk

Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and Contingency accruals are based on our assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavorable outcome is probable and can be reasonably assessed, it establishes the necessary accruals. As of December 31, 2022 and 2021, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

Other Commitments

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts, as well as other specified liabilities, which may subject the Company to indemnity claims, liabilities and related litigation. As of December 31, 2022 and 2021, the Company was not aware of any material asserted or unasserted claims in connection with these indemnity obligations.

Performance and Payment Bonds

Many customers, particularly in connection with new construction within Infrastructure, require the Company to post performance and payment bonds issued by a financial institution known as a surety. If the Company fails to perform under the terms of a contract or to pay subcontractors and vendors who provided goods or services under a contract, the customer may demand that the surety make payments or provide services under the bond. The Company must reimburse the surety for any expenses or outlays it incurs. To date, the Company is not aware of any losses to their sureties in connection with bonds the sureties have posted on their behalf, and do not expect such losses to be incurred in the foreseeable future. Generally, 10% of bonding needs are held in cash on the balance sheet.

F-41

Concentration of Credit Risk

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the FDIC up to a $250,000 limit. At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions.

Major Customer Concentration

There were three customers whose individual accounts receivable represented 10% or more of the Company’s total accounts receivable and whose accounts receivable in aggregate accounted for approximately 46% of the Company’s total accounts receivable as of December 31, 2022. The Company had two customers whose accounts receivable individually represented 10% or more of the Company’s total accounts receivable and whose accounts receivable in aggregate accounted for approximately 25% of the Company’s total accounts receivable as of December 31, 2021.

The Company has two customers whose revenue individually represented 10% or more of the Company’s total revenue and whose revenue in aggregate accounted for approximately 36% of the Company’s total revenue for the twelve months ended December 31, 2022, respectively. The Company had three customers whose revenue individually represented 10% or more of the Company’s total revenue and in aggregate accounted for approximately 41% of the Company’s total revenue for the twelve months ended December 31, 2021.

Labor Concentration

One of our operating subsidiaries within Infrastructure sources direct labor from local unions, which have collective bargaining agreements expiring at various times over the next four years. Although the Company’s past experience has been favorable with respect to resolving conflicting demands with these unions, it is possible that contract negotiations are unsuccessful which could impact the renewal of the collective bargaining agreements and availability of personnel.

Note 16 Income taxes

The components of income tax expense (benefit) for the years ended December 31 were as follows:

	Years Ended December 31,
(in thousands)	2022 (As Adjusted)	2021 (As Adjusted)
Current:
Federal	$-	$-
State and local	965	37
Total	965	37
Deferred:
Federal	(1,431)	(4,351)
State and local	(357)	60
Total	(1,788)	(4,291)
Total income tax expense (benefit)	$(823)	$(4,254)

F-42

The following table reconciles the difference between the statutory federal income tax rate for the Company and the effective income tax rate for the years ended December 31:

	Years Ended December 31,
	2022 (As Adjusted)	2021 (As Adjusted)
U.S. statutory federal income tax rate	21.0%	21.0%
Accrual to return	1.6	1.6
Change in valuation allowance	(37.4)	(1.5)
Convertible Debt	(5.9)	(1.5)
Derivative Expense	33.7	-
Incentive Stock Options	(2.6)	(3.0)
Deferred Consideration	(2.7)	-
Goodwill impairment	-	(7.3)
Vesting & Exercises	1.0	-
162m limitation	(3.1)	-
State income taxes	(1.3)	-
Other	(0.4)	(0.3)
Income tax expense (benefit)	3.9%	9.0%

Deferred income taxes reflect the net tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

Significant components of U.S. federal and state deferred tax assets and liabilities are as follows:

(in thousands)	December 31, 2022 (As Adjusted)	December 31, 2021 (As Adjusted)
Deferred tax assets:
Net operating loss carryforwards	$3,990	$4,916
Capital Loss Carryforward	64	-
Stock-based compensation expense	8,111	3,581
Allowance for bad debts	81	62
163(j)Limitation	1,567	255
Fixed assets	618	406
Unrealized Gains/(loss)	441	197
Foreign exchange gains (losses)	12	-
Other	112	6
Total gross deferred tax assets	14,996	9,423
Less: valuation allowance	(10,108)	(4,920)
Net deferred tax assets	4,888	4,503
Deferred tax liabilities:
Goodwill	(3)	-
Intangible Asset	(6,295)	-
Foreign exchange gains (losses)	-	(42)
Total gross deferred tax liabilities	(6,298)	(42)
Net deferred tax assets (liabilities)	$(1,410)	$4,461

The following table presents the changes in the deferred tax asset valuation allowance for the periods indicated:

(in thousands)	Balance at Beginning of Year	Increase (Decrease) Charged (Credited) to Income Taxes (Benefit)	Balance at End of Year (As Adjusted)
Year ended
December 31, 2022	$4,920	$5,188	$10,108
December 31, 2021	3,769	1,151	4,920

Future utilization of net operating losses (“NOLs”) arising in tax years after December 31, 2017, are limited to eighty percent of taxable income and are allowed to be carried forward indefinitely. NOLs generated in 2017 and prior may carry forward 20 years (expiring in 2037). As of December 31, 2022 the Company has $0.2 million of NOLs generated prior to December 31, 2017 (expiring in 2037) and $18 million of NOLs generated after 2017. During tax year 2020, the Company underwent an ownership change as defined by Section 382 of the Internal Revenue Code and as such the NOLs will be subject to annual limitations. As of December 31, 2022, the Company’s valuation allowance of $10.1 million related primarily to Federal NOL carryforwards and stock-based compensation deferred tax assets.  As of December 31, 2021, the Company’s valuation allowance of $4.9 million related primarily to Federal NOL carryforwards. The Company files U.S. federal and certain applicable U.S. state income tax returns. Management has reviewed and evaluated the relevant technical merits of each of its tax positions and determined that there are no uncertain tax positions that would have a material impact on these financial statements.

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Note 17 Subsequent Events

Events occurring after December 31, 2022, and through the date that these consolidated financial statements were issued, were evaluated to ensure that any subsequent events that met the criteria for recognition have been included. No subsequent events have been identified.

Note 18 Summarized quarterly financial data (Unaudited)

The following tables present unaudited operating results for each quarter within the two most recent years.  The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the following quarterly results when read in conjunction with the financial statements included elsewhere in this report.  Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year.  The Company’s financial results presented below reflect the change to the Company’s accounting policy for recognizing stock-based compensation expense described further in Note 2, Summary of significant accounting policies.

2022	Quarters Ended
(in thousands)	March 31,	June 30,	September 30,	December 31,
Revenues	$162,978	$181,041	$185,857	$167,957
Cost of goods sold	156,508	173,760	178,951	160,401
Gross profit	6,470	7,281	6,906	7,556

Total operating expenses	15,936	17,209	14,899	19,181
(Loss) from operations	(9,466)	(9,928)	(7,993)	(11,625)

Total other income (expenses), net	(1,933)	(7,187)	24,166	2,842
Income (loss) before income taxes	(11,399)	(17,115)	16,173	(8,783)

Income tax benefit (expense)	1,373	(45)	8	(513)
Net income (loss)	(10,026)	(17,160)	16,181	(9,296)
Less: Deemed dividend	(3,856)	(32,841)	-	-
Less: Preferred dividends	(267)	(353)	(302)	(427)
Net income (loss) available to common stockholders	(14,149)	(50,354)	15,879	(9,723)

Basic income (loss) per share available to common stockholders	(0.08)	(0.26)	0.07	(0.04)
Diluted income (loss) per share available to common stockholders	(0.08)	(0.26)	0.06	(0.04)

Weighted average number of shares outstanding, basic	188,409	193,508	206,225	205,549
Weighted average number of shares outstanding, diluted	188,409	193,508	231,388	205,549

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2021	Quarters Ended
(in thousands)	March 31,	June 30,	September 30,	December 31,
Revenues	$111,128	$129,577	$116,998	$119,315
Cost of goods sold	109,509	127,426	113,094	115,474
Gross profit	1,619	2,151	3,904	3,841

Total operating expenses	6,484	11,970	9,735	12,788
(Loss) from operations	(4,865)	(9,819)	(5,831)	(8,947)

Total other income (expenses), net	2,613	(404)	(19,178)	(1,707)
Income (loss) before income taxes	(2,252)	(10,223)	(25,009)	(10,654)

Income tax benefit (expense)	1,092	1,665	2,284	(787)
Net income (loss)	(1,160)	(8,558)	(22,725)	(11,441)
Less: Deemed dividend	-	-	-	(7,407)
Less: Preferred dividends	-	-	-	-
Net income (loss) available to common stockholders	(1,160)	(8,558)	(22,725)	(18,848)

Basic income (loss) per share available to common stockholders	(0.01)	(0.06)	(0.15)	(0.11)
Diluted income (loss) per share available to common stockholders	(0.01)	(0.06)	(0.15)	(0.11)

Weighted average number of shares outstanding, basic	147,807	151,120	152,223	184,267
Weighted average number of shares outstanding, diluted	147,807	151,120	152,223	184,267

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